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                                                                   Exhibit 23.5

                            Consent of Joel L. Gold

     I, Joel L. Gold, consent to being named as a director nominee and to all references to me in the Registration Statement of PMCC Financial Corp., and the Prospectus that is a part hereof.




                                              /s/ Joel L. Gold
                                                -------------------------------
                                                Joel L. Gold

Dated: January 6, 1998